3: Form 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2010

NEIMAN MARCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-133184-12	20-3509435

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marcus Square
1618 Main Street, Dallas, Texas	75201

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, included area code: (214) 741-6911

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 26, 2010, Burton M. Tansky, President and Chief Executive Officer of Neiman Marcus, Inc. (the "Company") and its wholly owned subsidiary, The Neiman Marcus Group, Inc. (collectively with the Company, "the Neiman Marcus Group"), announced that he would retire effective October 6, 2010. The Company has announced that effective with his retirement, Mr. Tansky will assume the role of non-executive Chairman of the Board. As a result of his retirement, his current employment agreement will expire when he retires.

The Company also announced that Karen W. Katz, 53, President, Chief Executive Officer of Neiman Marcus Stores and Executive Vice President of the Neiman Marcus Group, will succeed Mr. Tansky as President and Chief Executive Officer of the Neiman Marcus Group effective upon Mr. Tansky's retirement. Ms. Katz joined the company in 1985. Prior to her current position, Ms. Katz served as President of Neiman Marcus Direct, Executive Vice President of Neiman Marcus Stores, and Senior Vice President, Director of Stores.

The Company announced other management changes also effective upon Mr. Tansky's retirement. James E. Skinner, 56, Executive Vice President and Chief Financial Officer of the Neiman Marcus Group, has been named Executive Vice President, Chief Operating Officer and Chief Financial Officer, the Neiman Marcus Group. Mr. Skinner has held his current position since 2008. He joined the company in 2001 as Senior Vice President, Chief Financial Officer. James J. Gold, 46, President and CEO of Bergdorf Goodman, has been named President, Specialty Retail, a new position. He will be responsible for merchandising and store operations for the 41 Neiman Marcus full-line stores and for Bergdorf Goodman. Mr. Gold joined the company in 1991. Prior to his current position, he served as a Senior Vice President and General Merchandise Manager for Neiman Marcus Stores and Vice President of the Last Call Clearance Store Division.

Information regarding related person transactions to which Mr. Tansky, Ms Katz, Mr. Skinner or Mr. Gold may be a party to is described under "Item 13. Certain Relationships and Related Transactions, and Director Independence" of the Company's Annual Report on Form 10-K for the year ended August 1, 2009, which item is incorporated by reference herein.

In connection with the management changes described above, on April 22, 2010, the Board of Directors of the Neiman Marcus Group approved the Company entering into the following arrangements with Mr. Tansky and Ms. Katz:

In connection with his new position as non-executive Chairman of the Board, the Company has entered into a director services agreement with Mr. Tansky, which is for a term running from October 6, 2010 through December 31, 2011. In consideration of the time, effort, and attention Mr. Tansky has agreed to commit to the Company in this new role, the Company will compensate Mr. Tansky for his attendance at Board meetings at the rate of $37,500 per Board meeting for up to four Board meetings in any 12-month period. In addition, the Company will make a one-time, lump-sum payment to Mr. Tansky in an amount equal to the monthly premium cost of certain continued medical benefits multiplied by 60. The Company also will provide Mr. Tansky with office space and appropriate staff assistance at Bergdorf Goodman in New York and reimburse him for travel and other expenses incurred in the fulfillment of his non-executive Chairman of the Board responsibilities. The agreement provides that Mr. Tansky shall be subject to removal pursuant to the standards and requirements of the Company's bylaws and applicable law.

On April 26, 2010, Mr. Tansky's outstanding stock options, which were issued under The Neiman Marcus Group, Inc. 1997 Incentive Plan and subsequently amended by letter agreement between the Company and Mr. Tansky dated October 4, 2005, were further amended to provide that in the event Mr. Tansky's employment terminates for any reason other than cause, such stock options will remain outstanding and exercisable until the tenth anniversary of the original date of grant.

In addition, Mr. Tansky's outstanding performance option, which was issued under the Neiman Marcus, Inc. Management Equity Incentive Plan (the "Plan"), was cancelled and Mr. Tansky was issued a new performance option under the Plan with respect to 5,668 shares of common stock of the Company (the "Performance Option"). The exercise price of each share of common stock underlying the Performance Option is an increasing amount starting with $1,000.00 on the date of grant and increasing at a 10.00% compound rate on each December 15 thereafter until the earlier to occur of (i) the exercise of the Performance Option, (ii) December 15, 2013, or (iii) the occurrence of a change of control of the Company. The Performance Option Grant becomes exercisable with respect to 1,417 shares of common stock on December 15, 2010 and thereafter in thirty-six (36) equal monthly installments over the thirty-six (36) months following December 15, 2010; provided that the Performance Option shall become fully exercisable on a change of control. The Performance Option will expire on the earlier of one year after a change of control or October 6, 2015; provided that any unexercised portion of the Performance Option will be immediately forfeited upon Mr. Tansky's termination for cause.

Mr. Tansky's outstanding fair value option, which was issued under the Plan, was amended to provide that the fair value option will expire on the earlier of one year after a change of control or October 6, 2015; provided that any unexercised portion of the fair value option will be immediately forfeited upon Mr. Tansky's termination for cause.

The foregoing description of the agreements between the Company and Mr. Tansky is qualified in its entirety by reference to the Director Services Agreement, Amended and Restated Stock Option Grant Agreement and the Second Amendment to Letter Agreement, filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

In connection with her new position as President and Chief Executive Officer of the Neiman Marcus Group, Ms. Katz and the Neiman Marcus Group have entered into a new employment agreement, the terms of which become effective on October 6, 2010. The employment agreement is for a term of four years with automatic extensions of one year unless either party provides three months' written notice of non-renewal. The agreement provides for a beginning annual base salary of $1,050,000.00, an initial bonus of $50,000 upon Ms. Katz's commencement of her new position, and participation in an annual incentive program with a target bonus opportunity of 100% of annual base salary and a maximum bonus of 200% of annual base salary. In addition, as part of the agreement, the Company will, effective September 30, 2010 and pursuant to the Plan grant Ms. Katz a non-qualified stock option with respect to 4,300 shares of Common Stock of the Company with a exercise price equal to the fair market value of the Common Stock at the time of grant. The stock option will expire no later than the seventh anniversary of the grant date. The agreement also provides for reimbursement of several types of expenses incurred by Ms. Katz. Under the agreement, Ms. Katz will be based at the principal executive offices of the Neiman Marcus Group in Dallas, Texas.

The employment agreement may be terminated by either party. In certain termination circumstances, Ms. Katz will receive, subject to her execution of a waiver and release agreement, severance pay consisting of no more than a lump sum payment equal to a prorated portion of the target bonus for the year of termination, an amount representing the monthly premium cost of certain continued medical benefits for 24 months, 2 years' of base salary, and 2 years' of annual target bonuses. In addition, in certain circumstances, she would receive life insurance coverage for two years following termination of employment. The agreement contains a two-year noncompetition agreement along with related confidentiality, nondisparagement, and intellectual property provisions and conditions receipt of the severance pay just described on compliance with those provisions.

The foregoing description of the agreement between the Company and Ms. Katz is qualified in its entirety by reference to the Employment Agreement, filed herewith as Exhibit 10.4, and incorporated herein by reference.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits

10.1	Director Services Agreement dated April 26, 2010 by and among Neiman Marcus, Inc., The Neiman Marcus Group, Inc. and Burton M. Tansky.

10.2	Amended and Restated Stock Option Grant Agreement dated April 1, 2010 between Neiman Marcus, Inc. and Burton M. Tansky.

10.3	Second Amendment to Letter Agreement dated April 26, 2010 by and between Neiman Marcus, Inc., a Delaware corporation, and Burton M. Tansky.

10.4	Employment Agreement dated April 26, 2010 by and between The Neiman Marcus Group, Inc. and Karen Katz.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS, INC.
(Registrant)

Date: April 28, 2010	By:	/s/ Nelson A. Bangs

Nelson A. Bangs
Senior Vice President

INDEX TO EXHIBITS
Exhibit No.	Description

10.1	Director Services Agreement dated April 26, 2010 by and among Neiman Marcus, Inc., The Neiman Marcus Group, Inc. and Burton M. Tansky.

10.2	Amended and Restated Stock Option Grant Agreement dated April 1, 2010 between Neiman Marcus, Inc. and Burton M. Tansky.

10.3	Second Amendment to Letter Agreement dated April 26, 2010 by and between Neiman Marcus, Inc., a Delaware corporation, and Burton M. Tansky.

10.4	Employment Agreement dated April 26, 2010 by and between The Neiman Marcus Group, Inc. and Karen Katz.